SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported):  January 22, 2001


                                  VSOURCE, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)



     Delaware                      000-30326                    77-0557617
     --------                      ---------                    ----------
(State of incorporation)          (Commission                (I.R.S. Employer
                                  File Number)            Identification Number)


           5740 Ralston Street, Suite 110, Ventura, California  93003
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (805) 677-6720
       -------------------------------------------------------------------

Item  2.  Acquisition  of  Assets

     On January 22, 2001, Vsource, Inc., a Delaware corporation (the "Company"), closed the previously reported acquisition by merger of Online Transaction Technologies, Inc., a California corporation ("OTT").


Item  7.  Financial  Statements  and  Exhibits

          The following financial statements and exhibits are filed as part of this report:

          (a)  Financial  statement  of  businesses  acquired:

               Financial Statements and Report of Independent Certified Public Accountant of Online Transaction Technologies, Inc. September 30, 2000 and December 31, 1999


          (b)  Pro  forma  financial  information:

               Unaudited Pro Forma Condensed Combined Financial Statement of VSource, Inc. and Subsidiaries


          (c)  Exhibits  in  accordance  with  Item  601  of  Regulation  S-K:

               None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           VSOURCE,  INC.



Date:  March 30, 2001                      By:  /s/   Sandford  T.  Waddell
                                                --------------------------------
                                                Sandford  T.  Waddell
                                                Chief  Financial  Officer

                                  EXHIBIT 7(a)




                       Financial Statements and Report of
                    Independent Certified Public Accountants

                               ONLINE TRANSACTION

                               TECHNOLOGIES, INC.

                    September 30, 2000 and December 31, 1999

                                    CONTENTS



                                                                            Page
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                            3

FINANCIAL STATEMENTS

     BALANCE SHEETS                                                           4

     STATEMENTS OF OPERATIONS                                                 5

     STATEMENT OF SHAREHOLDERS' EQUITY                                        6

     STATEMENTS OF CASH FLOWS                                                 7

     NOTES TO FINANCIAL STATEMENTS                                            8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


Board  of  Directors
Online  Transaction  Technologies,  Inc.

We have audited the accompanying balance sheet of Online Transaction Technologies, Inc. (a California corporation) as of September 30, 2000 and December 31, 1999 and the related statements of operations, shareholders' equity and cash flows for the nine month period ended September 30, 2000 and the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2000 and December 31, 1999 and the results of its operations and its cash flows for the nine month period ended September 30, 2000 and the year ended December 31, 1999 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B, the Company is experiencing difficulty generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/   Grant  Thornton  LLP


Los  Angeles,  California
January  12,  2001

                      Online Transaction Technologies, Inc.

                                 BALANCE SHEETS


                                                          September 30,    December 31,
                                                              2000             1999
                                                         ---------------  --------------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                              $       35,512   $     113,087
  Investments                                                         -          25,000
  Accounts receivable                                            20,500          33,120
                                                         ---------------  --------------
      Total current assets                                       56,012         171,207

PROPERTY AND EQUIPMENT
  Equipment and fixtures                                        230,624         145,318
  Less - accumulated depreciation                               (45,433)        (15,869)
                                                         ---------------  --------------
                                                                185,191         129,449

SOFTWARE DEVELOPMENT COSTS                                       20,387          23,497
                                                         ---------------  --------------

                                                         $      261,590   $     324,153
                                                         ===============  ==============

                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                  $      103,468   $      63,908
  Capital lease obligations                                       5,750          15,389
                                                         ---------------  --------------
      Total current liabilities                                 109,218          79,297

CAPITAL LEASE OBLIGATIONS                                         2,088           4,944

SHAREHOLDERS' EQUITY
  Convertible preferred stock (no par value, 2,657,122
    shares authorized; 1,157,122 shares issued and
    outstanding as of September 30, 2000 and
    December 31, 1999)                                        1,000,000       1,000,000
  Common stock (no par value, 10,000,000 shares
    authorized; 2,684,374 and 3,000,000 issued
    and outstanding as of September 30, 2000 and
    December 31, 1999, respectively)                          3,305,813         439,345
  Deferred compensation                                        (629,833)              -
  Accumulated deficit                                        (3,525,696)     (1,199,433)
                                                         ---------------  --------------

      Total shareholders' equity                                150,284         239,912
                                                         ---------------  --------------

                                                         $      261,590   $     324,153
                                                         ===============  ==============


     The  accompanying  notes  are  an  integral  part  of  these  statements.

                      Online Transaction Technologies, Inc.

                            STATEMENTS OF OPERATIONS

             For the nine-month period ended September 30, 2000 and
                        the year ended December 31, 1999


                                      September 30,    December 31,
                                          2000             1999
                                     ---------------  --------------

Revenue                              $      282,995   $      49,454

General and administrative expenses       1,672,085         829,709
Salaries                                    948,231         437,913
                                     ---------------  --------------
        Total expenses                    2,620,316       1,267,622
                                     ---------------  --------------

Loss from operations                     (2,337,321)     (1,218,168)

Other income (expense):
  Interest income                            13,239          22,132
  Interest expense                           (2,181)         (3,397)
                                     ---------------  --------------

        NET LOSS                     $   (2,326,263)  $  (1,199,433)
                                     ===============  ==============



     The  accompanying  notes  are  an  integral  part  of  these  statements.

                      Online Transaction Technologies, Inc.
                        STATEMENT OF SHAREHOLDERS' EQUITY

             For the nine-month period ended September 30, 2000 and
                        the year ended December 31, 1999



                                  Preferred Stock           Common Stock                                          Total
                              ----------------------  -------------------------    Deferred       Accumulated   Shareholders'
                                Shares      Amount      Shares       Amount       Compensation      Deficit       Equity
                              ----------  ----------  ----------  -------------  ---------------  ------------  ------------

Balance at January 1, 1999        88,326  $  100,000  3,000,000   $      3,000   $            -   $         -   $   103,000

Issuance of preferred stock    1,068,796     900,000          -              -                -             -       900,000

Granting of common stock
   options                             -           -          -        436,345                -             -       436,345

Net loss                               -           -          -              -                -    (1,199,433)   (1,199,433)
                              ----------  ----------  ----------  -------------  ---------------  ------------  ------------

Balance at December 31, 1999   1,157,122   1,000,000  3,000,000        439,345                -    (1,199,433)      239,912

Issuance of common stock               -           -    199,999      1,150,000                -             -     1,150,000

Shares repurchased and
   Cancelled                           -           -   (515,625)          (516)               -             -          (516)

Granting of common stock
   options to employees                -           -          -        863,750         (575,833)            -       287,917

Granting of common stock
   options and warrants for
   services                            -           -          -        853,234          (54,000)            -       799,234

Net loss                               -           -          -              -                -    (2,326,263)   (2,326,263)
                              ----------  ----------  ----------  -------------  ---------------  ------------  ------------
Balance at September 30,
  2000                         1,157,122  $1,000,000  2,684,374   $  3,305,813   $     (629,833)  $(3,525,696)  $   150,284
                              ==========  ==========  ==========  =============  ===============  ============  ============


         The accompanying notes are an integral part of this statement.

                      Online Transaction Technologies, Inc
                            STATEMENTS OF CASH FLOWS
             For the nine-month period ended September 30, 2000 and
                        the year ended December 31, 1999



                                                          September 30,    December 31,
                                                              2000             1999
                                                         ---------------  --------------
Increase (decrease) in cash
Cash flows from operating activities:
  Net loss                                               $   (2,326,263)  $  (1,199,433)
  Adjustments to reconcile net loss to net cash used by
    operating activities:
      Depreciation and amortization                              32,675          16,187
      Compensation expense from stock option
         and warrant grants                                   1,087,151         436,345
      Changes in assets and liabilities:
        Accounts receivable                                      12,620         (30,120)
        Deferred costs                                                -         (23,815)
        Accounts payable and accrued liabilities                 39,560          63,908
                                                         ---------------  --------------

            Net cash used in operating activities            (1,154,257)       (736,928)
                                                         ---------------  --------------

Cash flows from investing activities:
  Proceeds from maturities or sales of investments               25,000               -
  Purchase of investment                                              -         (25,000)
  Purchase of equipment                                         (85,307)       (145,318)
                                                         ---------------  --------------

            Net cash used in investing activities               (60,307)       (170,318)
                                                         ---------------  --------------

Cash flows from financing activities:
  Principal borrowings on capital lease obligations                   -          31,034
  Principal payments on capital lease obligations               (12,495)        (10,701)
  Proceeds from issuance of preferred stock                           -         900,000
  Proceeds from issuance of common stock                      1,150,000               -
  Purchase of treasury stock                                       (516)              -
                                                         ---------------  --------------

            Net cash provided by financing activities         1,136,989         920,333
                                                         ---------------  --------------

            Net increase in cash                                (77,575)         13,087

Cash at beginning of period                                     113,087         100,000
                                                         ---------------  --------------

Cash at end of period                                    $       35,512   $     113,087
                                                         ===============  ==============



        The accompanying notes are an integral part of these statements.

                      Online Transaction Technologies, Inc
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999



NOTE  A  -  DESCRIPTION  OF  BUSINESS

     Online Transaction Technologies, Inc. (the Company) was incorporated in California on November 20, 1998 and is a next generation Internet Application Service Provider based in Los Angeles, California. The Company commenced principal operations in 1999. The Company develops software solutions for business-to-business e-commerce and focuses on giving businesses and market makers the tools and strategies to develop digital marketplaces.

     Specializing in dynamic pricing engines, the Company is a multi-mechanism facilitator of integrated auctions, reverse auctions, stores, and exchange solutions. These solutions are designed to enable multiple buyer and seller interaction and collaboration in trading hubs and digital marketplaces. This platform of solutions provides a secure, outsourced environment that addresses critical time-to-market concerns with custom components that are flexible and scalable. The Company's technologies, designed and built from the ground up, are multi-tiered and open for easy integration with back-end systems. The Company manages and configures the hardware, and maintains and upgrades the software, allowing merchants to focus on their core competencies.


NOTE  B  -  GOING  CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the company as a going concern. However, as shown in the accompanying financial statements, the Company has sustained substantial losses from operations since inception. In addition, the company has used, rather than provided, cash in its operations.

     In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the company's ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the company be unable to continue in existence.

     As described in Note J, the Company entered into an Agreement and Plan of Merger subsequent to September 30, 2000. Management of VSource has taken steps to revise its operating requirements, which it believes are sufficient to provide the Company with the ability to continue its operations. These steps include expense reductions and plans to raise additional capital through equity transactions.

                      Online Transaction Technologies, Inc
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                    September 30, 2000 and December 31, 1999



NOTE  C  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Cash  and  Cash  Equivalents
     ----------------------------

     For purposes of reporting cash flows, cash and its equivalents include cash on hand, cash in banks and short-term investments with original maturities of 90 days or less.

     Revenue  Recognition
     --------------------

     The Company accounts for revenue in accordance with the American Institute of Certified Public Accountants (the AICPA) Statement of Position (SOP) No. 97-2 Software Revenue Recognition, which provides guidance on applying generally accepted accounting principles for software revenue recognition transactions. Based on this guidance, the Company records revenue only after services have been rendered, the price of the contract is determinable and collectibility can be reasonable assured. Consulting revenue is recognized as services are performed.

     Software  Development  Costs
     ----------------------------

     Software development costs have been accounted for in accordance with Statement of Financial Accounting Standard (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Under that standard, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. Capitalized software costs are amortized using the straight-line method over the remaining estimated useful life of the product, which is estimated to be five years. Total amortization expense incurred related to capitalized software development costs was $3,110 for the nine-month period ended September 30, 2000 and $318 for the year ended December 31, 1999.

     Property  and  Equipment
     ------------------------

     Property and equipment are stated at cost. The assets are depreciated using the straight-line method over their estimated useful lives of five years. Carrying values are reviewed periodically for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable.

     Depreciation expense for the nine-month period ended September 30, 2000 and the year ended December 31, 1999 was $29,565 and $15,869, respectively.

     Stock  Based  Compensation
     --------------------------

     The Company has adopted the disclosure provisions of Statement of Financial Accounting Standard (SFAS) No. 123, Accounting for Stock-Based Compensation. The Company has chosen under the provisions of SFAS 123 to continue using the intrinsic-value method of accounting for employee stock-based compensation in accordance with Accounting Principles Board
     (APB)  Opinion  No.  25,  Accounting  for  Stock  Issued  to  Employees.

                      Online Transaction Technologies, Inc
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999



NOTE  C  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  Continued

     Advertising  Costs
     ------------------

     The Company charges advertising costs to expense as incurred. Advertising expense for the nine-month period ended September 30, 2000 and the year ended December 31, 1999 was $4,651 and $4,358, respectively.

     Use  of  Estimates
     ------------------

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from estimates and assumptions made.


NOTE  D  -  SHAREHOLDERS'  EQUITY

     Each share of preferred stock is convertible, at the option of the holder, into one share of common stock. Holders of the convertible preferred stock have the same voting rights as that of holders of common stock, except that holders of preferred stock are entitled to elect one member of the Company's three Board of Directors. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of preferred stock are entitled to be paid out of the assets of Company an amount per share equal to the original issue price of the preferred shares. No dividends are paid on shares of preferred stock.

     In  February  2000,  the Company adopted the 2000 Stock Incentive Plan (the
     Plan), under which it was authorized to issue non-qualified stock options and incentive stock options to key employees and consultants to purchase up to an aggregate of 641,360 shares of the Company's common stock. The options have a term not to exceed ten years and generally become fully vested by the end of the third year.

     Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in previously issued standards. Accordingly, compensation cost for employee stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

                      Online Transaction Technologies, Inc
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999



NOTE  D  -  SHAREHOLDERS'  EQUITY  -  Continued

     Compensation cost and deferred compensation recognized in the accompanying financial statements under this method was $287,917 and $575,833, respectively, for the nine-month period ended September 30, 2000. No compensation cost or deferred compensation for stock options issued to employees was incurred for the year ended December 31, 1999.

     Under the Plan, the Company also issued options to consultants of the Company. Compensation cost for options issued to non-employees must be recorded at fair value. Compensation cost and deferred compensation recognized in the accompanying financial statements under this method was $35,553 and $54,000, respectively, for the nine-month period ended September 30, 2000. No compensation cost or deferred compensation for stock options issued to non-employees was incurred for the year ended December 31, 1999.

     The deferred compensation balance will be amortized over three years based upon the number of options vested at the end of each fiscal year.

     The following table summarizes information about stock option transactions for the nine-month period ended September 30, 2000:

                                                         Weighted
                                                         average
                                            Shares   exercise price
                                           --------  --------------

          Options outstanding
               January 1, 2000                   -                -
          Granted                          280,091   $         1.06
          Exercised                              -                -
          Canceled                         (40,000)            1.13
                                           --------
          Options outstanding
               September 30, 2000          240,091   $         1.05
                                           ========
          Options available for grant      401,261
                                           ========

          Options available for grant      401,269
                                           ========

     The range of exercise prices of options outstanding at September 30, 2000 is $0.75 to $1.50 and the options have a weighted average remaining contractual life of 8 years. At September 30, 2000, 83,424 of the 240,091 options outstanding are exercisable by the holders.

                      Online Transaction Technologies, Inc
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999



NOTE  D  -  SHAREHOLDERS'  EQUITY  -  Continued

     The fair value of employee stock options at the date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:


          Expected life (years)                                 5 years
          Risk-free interest rate                                  6.00%
          Expected volatility                                         -
          Expected dividend yield                                     -


     All options were granted with an exercise price below market price at the date of grant. The weighted average fair value of options granted during the nine months ended September 30, 2000 is $4.18.

     Had compensation cost for options issued to employees under the Plan been determined based on the fair value of the options at the grant dates based on the above method, the Company's net loss for the nine-month period ended September 30, 2000 would have been:

                                                                Net loss
                                                               ----------

          As reported                                          $2,326,263

          Pro forma                                            $2,343,096


     On December 31, 1999, the Company issued warrants to purchase 46,768 shares of common stock at $2.30 per share and 46,768 at $4.60 per share to Cumetrix Data Systems Corp. (Cumetrix) in exchange for a release from certain covenants of a prior agreement with Cumetrix. The warrants are immediately exercisable and will expire three years from the date of issuance.

     On February 8, 2000, the Company issued warrants to purchase 150,000 shares of common stock at $4.60 per share to an outside consultant in exchange for services. The warrants are immediately exercisable and will expire three years from the date of issuance.

     In connection with a customer agreement dated April 25, 2000, the Company issued warrants to purchase 40,928 shares of common stock at $3.00 per share. The warrants are immediately exercisable and will expire five years from the date of issuance.

     The Company has recorded expenses of $763,681 for the nine-month period ended September 30, 2000 and $436,345 for the year ended December 31, 1999 for the estimated fair market value at grant date of the stock warrants issued. The warrants listed above were outstanding at September 30, 2000.

                      Online Transaction Technologies, Inc
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999



NOTE  D  -  SHAREHOLDERS'  EQUITY  -  Continued

     The fair value of options and warrants issued to non-employees at the date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

          Expected life (years)                                   3 years
          Risk-free interest rate                                    6.00%
          Expected volatility                                         125%
          Expected dividend yield                                       -


NOTE  E  -  INCOME  TAXES

     Income taxes are provided pursuant to SFAS No. 109 Accounting for Income Taxes. The statement requires the use of an asset and liability approach for financial reporting for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. Accordingly, as the realization and use of the net operating loss carryforward is not probable at September 30, 2000 or December 31, 1999, the tax benefit of the loss carryforward has been offset by a valuation allowance of the same amount.

     The  composition  of  deferred  tax  assets  is  as  follows:


                                                    September     December 31,
                                                    30, 2000         1999
                                                  ------------  --------------

          Total deferred tax assets - noncurrent  $ 1,238,087   $     430,056
          Total valuation allowance                (1,238,087)       (430,056)
                                                  ------------  --------------

          Total deferred tax assets               $         -   $           -
                                                  ============  ==============

     The tax effects of temporary differences and carryforwards that give rise to deferred assets are as follows:

                                             September 30,   December 31,
                                                 2000           1999
                                            --------------  -------------
          Deferred tax assets:
          Net operating loss carryforwards  $    1,069,831  $     331,514
          Stock options granted                    155,591         92,163
          Other                                     12,665          6,379
                                            --------------  -------------

          Total deferred tax assets         $    1,238,087  $     430,056
                                            ==============  =============

                      Online Transaction Technologies, Inc
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999



NOTE  E  -  INCOME  TAXES  -  Continued

     As of September 30, 2000, the Company had approximately $2,497,000 of federal and state operating loss carryforwards available to reduce future federal and state tax liability through the year 2020 for federal purposes and 2005 for state purposes.


NOTE  F  -  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     The Company has used market information for similar instruments and applied judgment to estimate fair values of financial instruments. At September 30, 2000 and December, 31 1999, the fair values of cash, accounts receivable and accounts payable approximated carrying values because of the short-term nature of these instruments.


NOTE  G  -  COMMITMENTS  AND  CONTINGENCIES

     The Company leases its main office facilities under a noncancellable operating lease agreement expiring March 2002. The future minimum rent expense that will be incurred under this operating lease are is follows:


          Three month period ended December 31, 2000               $ 37,073
          Year ended December 31, 2001                              151,997
          Year ended December 31, 2002                               25,456
                                                                   --------

                                                                   $214,526
                                                                   ========

     Rent expense for the nine-month period ended September 30, 2000 and the year ended December 31, 1999 was $92,763 and $61,445, respectively.

     The Company leases certain computer equipment under two agreements, which are classified as capital leases. The leases expire in November 2000 and May 2002. Future minimum payments, by year, are as follows:


          Three month period ended December 31, 2000               $ 3,162
          Year ended December 31, 2001                               4,358
          Year ended December 31, 2002                               1,089
                                                                   --------
                                                                     8,609
          Less - amount representing interest                         (771)
                                                                   --------
                                                                     7,838
          Less - current maturities                                 (5,750)
                                                                   --------

                                                                   $ 2,088
                                                                   ========

NOTE  G  -  COMMITMENTS  AND  CONTINGENCIES  -  Continued

     Total assets under capital leases of $31,034 and related accumulated depreciation of $8,618 are included in the accompanying balance sheet.

     The Company has employment agreements with two officers and one employee each for a period of three years with an automatic annual renewal feature. In addition to base salaries, the officers' agreements provide for a bonus based on the Company's receipt of $3,000,000 of additional funding from the date of the employment agreements. This objective had not been met as of September 30, 2000.


NOTE  H  -  CREDIT  CONCENTRATIONS  AND  MAJOR  CUSTOMERS

     During the nine month period ended September 30, 2000, one customer accounted for 29% of sales. There were no significant accounts receivable from a single customer. The Company reviews a customer's credit history before extending credit and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. The Company generally requires no collateral from its customers.


NOTE  I  -  RELATED  PARTY  TRANSACTIONS

     During the year ended December 31, 1999, the Company performed services for Cumetrix Data Systems Corporation (Cumetrix), a 38% shareholder of the Company at December 31, 1999. In addition, the Company sub-leased certain facilities to Cumetrix during the year ended December 31, 1999. The Company's transactions with other affiliates and related parties were not significant.


NOTE  J  -  SUBSEQUENT  EVENT

     On December 14, 2000, the Company entered into an Agreement and Plan of Merger with Vsource, Inc. (Vsource), pursuant to which Company will become a wholly owned subsidiary of Vsource. Each outstanding share of preferred and common stock of the Company will be converted into 0.25163 of a share of Vsource's common stock. Vsource is a publicly held company that creates and markets "pure" Internet-based applications using an Application Service Provider (ASP) model.

                                  Exhibit 7(b)

                                  VSOURCE, INC.
                                AND SUBSIDIARIES


           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


On January 22, 2001, VSource, Inc ("Registrant" consummated a share exchange with the shareholders (the 'Shareholders") of Online Transaction Technologies, Inc. ("Online Transaction Technologies, Inc.). Under the terms of the share exchange agreement, the Shareholders transferred to Registrant all of their shares of Online Transaction Technologies, Inc. in consideration for the issuance of 1,089,389 shares of common stock of VSource, Inc. valued at $6,668,482, or $6.12 per share, and the assumption of liabilities in the amount of approximately $331,518. This transaction will be accounted for as a purchase business combination in accordance with Accounting Principles Board ("APB") Opinion No. 16, Business Combinations.

The accompanying unaudited pro forma condensed combined balance sheet combines the unaudited consolidated balance sheet of VSource, Inc. as of October 31, 2000, with the unaudited balance sheet of Online Transaction Technologies, Inc. as of September 30, 2000, and gives effect to the acquisition of Online Transaction Technologies, Inc. as if it occurred as of January 31, 1999.

The accompanying unaudited pro forma condensed combined statements of operations combine VSource, Inc. consolidated statements of operations for the year ended January 31, 2000, with the statements of operations of Online Transaction
Technologies, Inc. for the year ended December 31, 1999, and VSource, Inc. consolidated statements of operations for he nine months ended October 31, 2000, with the statement of operations of Online Transaction Technologies, Inc. for the nine months ended September 30, 2000, which gives effect to the acquisition as if it occurred as of January 31, 1999.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had VSource, Inc. and Online Transaction Technologies, Inc. been a combined company during the periods presented. The unaudited pro forma combined financial statements should be read in conjunction with the unaudited consolidated financial statements of VSource, Inc. included in their quarterly report on Form 10-QSB for the quarter ended October 31, 2000, the audited consolidated financial statements of VSource, Inc. included in their Annual Report on Form 10-KSB for the period ended January 31, 2000, and the audited financial statements on Online Transaction Technologies, Inc. contained elsewhere in this Form 8-K.

                                                          VSOURCE, INC.
                                                         AND SUBSIDIARIES
                                            PROFORMA CONDENSED COMBINED BALANCE SHEET
                                                         OCTOBER 31, 2000
                                                           (UNAUDITED)

                                                              ASSETS


                                                         Vsource,       Online Transaction      Pro forma          Pro forma
                                                           Inc.         Technologies, Inc.     Adjustments          Combined
                                                     ----------------  --------------------  ----------------  ------------------
Current assets:
    Cash in bank                                     $     8,154,474   $            35,512   $            --   $       8,189,986
    Restricted cash                                          108,694                    --                               108,694
                                                     ----------------  --------------------                    ------------------
    Total cash                                             8,263,168                35,512                             8,298,680

    Investments                                                   --                    --                                    --
    Accounts receivable                                      191,500                20,500                               212,000
    Notes receivable - officers and other                    183,367                    --                               183,367
    Prepaid expenses                                         148,383                    --                               148,383
                                                     ----------------  --------------------                    ------------------
    Total current assets                                   8,786,418                56,012                             8,842,430

Property and equipment
    Fixed assets                                             819,017               230,624                             1,049,641
    Less:  accumulated depreciation                         (121,564)              (45,433)                             (166,997)
                                                     ----------------  --------------------                    ------------------
    Property and equipment, net                              697,453               185,191                               882,644

Other, non-current, less accumulated amortization             50,755                20,387      2,807,671 (1)          2,878,813
                                                     ----------------  --------------------  ----------------  ------------------
                                                     $     9,534,626   $           261,590   $     2,807,671   $      12,603,887
                                                     ================  ====================  ================  ==================

                                         LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)

Current liabilities:
    Accounts payable                                 $       366,818   $           103,468   $            --   $         470,286
    Accrued expenses                                          79,087                    --        220,212 (1)            299,299
    Convertible notes payable                                150,000                    --                --             150,000
    Capital lease obligations - current portion                   --                 5,750                --               5,750
                                                     ----------------  --------------------  ----------------  ------------------
    Total current liabilities                                595,905               109,218           220,212             925,335

Capital lease obligations                                         --                 2,088                                 2,088

Shareholders' equity (deficit)
    Preferred stock (No par)                                      --             1,000,000     (1,000,000)(1)                 --
    Preferred stock Series 1-A                                27,252                    --                                27,252
    Preferred stock Series 2-A                                16,723                    --                                16,723
    Common stock                                             161,015             3,305,813     (3,294,919)(1)            171,909
    Additional paid-in capital                            63,955,951                    --      6,657,588 (1)         70,613,539
    Deferred compensation                                (12,953,649)             (629,833)       629,833 (1)        (12,953,649)
    Accumulated equity (deficit)                         (41,841,773)           (3,525,696)      (405,043)(1)        (45,772,512)
    Less:  Notes receivable from the sale of stock          (426,798)                   --                              (426,798)
                                                     ----------------  --------------------  ----------------  ------------------
    Total shareholders' equity (deficit)                   8,938,721               150,284         2,587,459          11,676,464
                                                     ----------------  --------------------  ----------------  ------------------
                                                     $     9,534,626   $           261,590   $     2,807,671   $      12,603,887
                                                     ================  ====================  ================  ==================

The accompanying notes are an intergral part of these statements.

                                                       VSOURCE, INC.
                                                      AND SUBSIDIARIES
                                    PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                 FOR THE NINE MONTHS ENDED
                                                     OCTOBER 31, 2000
                                                        (UNAUDITED)


                                                        Vsource,      Online Transaction      Pro forma        Pro forma
                                                          Inc.        Technologies, Inc.     Adjustments       Combined
                                                      -------------  --------------------  ----------------  -------------

Revenue                                               $    214,000   $           282,995   $             -   $    496,995

Expenses
    General and administrative                           9,746,801             2,620,316                       12,367,117
    Research and development                             9,087,797                    --                        9,087,797
                                                      -------------  --------------------                    -------------
                                                        18,834,598             2,620,316                       21,454,914
                                                      -------------  --------------------                    -------------
Loss from operations                                   (18,620,598)           (2,337,321)                     (20,957,919)

Other income/(expense)
    Amortization of intangible asset                            --                    --    (1,684,602) (2)    (1,684,602)
    Interest income                                         91,584                13,239                          104,823
    Other income                                             4,019                    --                            4,019
    Interest expense                                       (11,096)               (2,181)                         (13,277)
                                                      -------------  --------------------  ----------------  -------------
Loss before income taxes                               (18,536,091)           (2,326,263)       (1,684,602)   (22,546,956)

Provision for income taxes                                   1,600                    --                --          1,600
                                                      -------------  --------------------  ----------------  -------------
Net loss                                              $(18,537,691)  $        (2,326,263)  $    (1,684,602)  $(22,548,556)
                                                      =============  ====================  ================  =============
Basic loss available to
    common stockholders                               $(32,036,868)  $        (2,326,263)  $    (1,684,602)  $(36,047,733)
                                                      =============  ====================  ================  =============


Basic weighted average number of
    common shares outstanding:                          15,869,895                             1,089,389(2)    16,959,284
                                                      =============                        ================  =============
Net loss per share available to common stockholders

    Basic and diluted                                 $      (2.02)                                          $      (2.13)
                                                      =============                                          =============

The accompanying notes are an intergral part of these statements.

                                                      VSOURCE, INC.
                                                     AND SUBSIDIARIES
                                   PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                FOR THE FISCAL YEAR ENDED
                                                    JANUARY 31, 2000
                                                       (UNAUDITED)



                                                        Vsource,     Online Transaction      Pro forma       Pro forma
                                                          Inc.       Technologies, Inc.     Adjustments       Combined
                                                      ------------  --------------------  ----------------  ------------
Revenue                                               $     3,500   $            49,454   $            --   $    52,954

Expenses
    General and administrative                          1,167,328             1,267,622                       2,434,950
    Research and development                            3,458,933                    --                       3,458,933
                                                      ------------  --------------------                    ------------
                                                        4,626,261             1,267,622                       5,893,883
                                                      ------------  --------------------                    ------------
Loss from operations                                   (4,622,761)           (1,218,168)                     (5,840,929)

Other income/(expense)
    Amortization of intangible asset                           --                    --    (2,246,137) (2)   (2,246,137)
    Interest income                                            --                22,132                          22,132
    Other income                                           15,394                    --                          15,394
    Loss on impairment of intangible asset               (527,356)                   --                        (527,356)
    Interest expense                                     (388,571)               (3,397)                       (391,968)
                                                      ------------  --------------------  ----------------  ------------

Net loss                                              $(5,523,294)  $        (1,199,433)  $    (2,246,137)  $(8,968,864)
                                                      ============  ====================  ================  ============
Basic loss available to
    common stockholders                               $(5,523,294)  $        (1,199,433)  $    (2,246,137)  $(8,968,864)
                                                      ============  ====================  ================  ============


Basic weighted average number of
    common shares outstanding:                         13,931,634                            1,089,389 (2)   15,021,023
                                                      ============                        ================  ============
Net loss per share available to common stockholders

    Basic and diluted                                 $     (0.40)                                          $     (0.60)
                                                      ============                                          ============

The accompanying notes are an intergral part of these statements.

                                  VSOURCE, INC.
                                AND SUBSIDIARIES


           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


1.     PRO  FORMA  ADJUSTMENTS  AND  ASSUMPTIONS

The unaudited pro forma condensed combined financial statements have been prepared on the basis of assumptions relating to the allocation of consideration paid for the assets and liabilities based upon primarily estimates of their fair value. The actual allocation of the consideration for the acquisition to the tangible and identifiable intangible assets acquired and liabilities assumed will be based on the basis of their estimated fair values on the effective date of the acquisition and may differ from those assumptions reflected in the unaudited combined financial statements after final valuations have been completed. Assuming that the acquisition of Online Transaction Technologies, Inc. had occurred on January 31, 1999, the purchase price allocation would have been as follows:

          Assets                                            $  261,590
          Intangible assets                                  6,738,410
                                                              (331,518)
          Fair value of net liabilities assumed
                                                            -----------

                                                            $6,668,482
                                                            ===========


Tangible assets of Online Transaction Technologies, Inc. acquired principally include cash, accounts receivable, property and equipment and other assets. Liabilities of Online Transaction Technologies, Inc. assumed principally include accounts payable and accrued expenses. The value of tangible and identifiable intangible assets, including the customer base and the in-place technology has not been determined. Any excess of purchase price over tangible and identifiable intangible assets acquired and liabilities assumed will be recorded as goodwill and amortized to operations over an estimated life of five years.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

          1) To reflect the issuance of common stock and assumption of liabilities for the acquisition of Online Transaction Technologies, Inc. by VSource, as if the acquisition occurred on January 31, 1999, and to eliminate the historical shareholders' deficit of Online Transaction Technologies, Inc. and record the estimated allocation of the purchase price.

          2) To record the amortization expense associated with intangible assets over their estimated useful lives as if the acquisition had occurred on January 31, 1999.

          3) Pro forma weighted average number of shares includes common stock issued by VSource, Inc. to acquire Online Transaction Technologies, Inc. as if the acquisition had occurred on January 31, 1999.